SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
               The Securities and Exchange Commission Act of 1934

               Date of Report              Commission File Number
               June 11, 1997                      0-15216



                             AUTOCORP EQUITIES, INC.
                     (Formerly Chariot Entertainment, Inc.)



                   NEVADA                           87-0522501
          (State of Incorporation)               (IRS Employer ID#)



                7373 Scottsdale Mall Suite 15         85251
                     Scottsdale, Arizona
                (Address of principal office)       (Zip Code)



                                 (602) 425-9000
               (Registrants telephone number including area code)

ITEM 5.  Other Events


     On May 8, 1997, Stanley F. Wilson, President of the Company, exercised a stock option pursuant to a March 20, 1997 Stock Option Agreement for the issuance of 300,000 shares of Company common stock registered pursuant to S-8 at the option price of $.37 per share. The $111,000 option price was paid in full through the cancellation by Mr. Wilson of a note payable to Mr. Wilson by the Company.


     On May 16, 1997, the Company completed the acquisition of Fleet International, Inc., a Delaware corporation and Economy Engine Exchange, Inc., an Arizona corporation, through an exchange of shares of common stock whereby the Company received 100% of the issued and outstanding shares of common stock of Fleet in exchange for 2,600,000 shares of restricted common stock subject to Rule 144 and 100% of the issued and outstanding shares of common stock of EEE in exchange for 1,500,000 shares of restricted common stock subject to Rule 144.

     As of June 11, 1997, Stanley F. Wilson, President of the Company, is the beneficial owner of 432,000 shares comprising 9.3% of the total issued and outstanding shares of the Company's common stock.




                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               AUTOCORP EQUITIES, INC.



Dated:  June 11, 1997          /s/ Stanley F. Wilson
                               -----------------------------
                               Stanley F. Wilson
                               President